UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 8, 2010

SPECTRUM BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13615	22-2423556
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

601 Rayovac Drive

Madison, Wisconsin 53711

(Address of principal executive offices)

(608) 275-3340

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Board of Directors of Russell Hobbs, Inc. (“Russell Hobbs”) has determined to pay Terry Polistina, its chief executive officer and president, a special one-time cash bonus of $3,000,000 (the “Bonus”). The Bonus shall be payable (i) $2,000,000 on or immediately prior to the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of February 9, 2010 (as amended, the “Merger Agreement”), by and among Spectrum Brands, Inc. (“Spectrum”), Russell Hobbs, Spectrum Brands Holdings, Inc. (“SB Holdings”), Grill Merger Corp., and Battery Merger Corp. (the “Mergers”), and (ii) $1,000,000 on the six-month anniversary of the consummation of the Mergers. As a result of paying the Bonus, the number of shares of SB Holdings common stock that Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations, L.P., which together own 100% of the outstanding common and preferred stock of Russell Hobbs, will receive in connection with the Mergers will be reduced by approximately 63,492 shares.

The payment of the Bonus is dependent on the consummation of the Mergers. The Bonus is subject to applicable taxes, and the payment of the Bonus will not impact any other severance or compensation to which Mr. Polistina may be entitled. Spectrum consented to payment of the Bonus and waived any applicable restrictions under the Merger Agreement in connection with the payment of the Bonus following authorization thereof by a committee consisting solely of independent members of the board of directors of Spectrum.

Mr. Polistina also currently serves as a director of Spectrum. After the consummation of the Mergers, Mr. Polistina will serve as a director of SB Holdings and as president of the Russell Hobbs business unit of SB Holdings.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In addition, one business day prior to the consummation of the Mergers, Spectrum expects to grant a total of 40,862 restricted stock awards to receive Spectrum’s common stock to certain of Spectrum’s current employees, of which 18,574 restricted stock awards to receive Spectrum’s common stock will be granted to John Heil, the president of Spectrum’s Global Pet Supplies business unit. One-third of the restricted stock awards to receive Spectrum’s common stock that are expected to be granted to Mr. Heil are expected to vest on the anniversary of the grant date over a three-year period.

IMPORTANT ADDITIONAL INFORMATION HAS BEEN FILED WITH THE SEC

This communication is being made in respect of the proposed business combination involving Spectrum Brands and Russell Hobbs. In connection with the proposed merger transaction, SB Holdings has filed with the SEC a Registration Statement on Form S-4 that includes the proxy statement of Spectrum Brands and that also constitutes a prospectus of SB Holdings. On or around May 12, 2010, Spectrum Brands began mailing the definitive joint proxy statement/prospectus to its stockholders of record as of the close of business on May 5, 2010. INVESTORS AND SECURITY HOLDERS OF SPECTRUM ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders can obtain free copies of the Registration Statement and definitive joint proxy statement/prospectus and other documents filed with the SEC by Spectrum Brands through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and definitive joint proxy statement/prospectus and other documents filed with the SEC can also be obtained on Spectrum Brands’ website at www.spectrumbrands.com.

PROXY SOLICITATION

Spectrum Brands, Russell Hobbs and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Spectrum Brands and Russell Hobbs stockholders in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Spectrum Brands and Russell Hobbs stockholders in connection with the proposed acquisition is set forth in the definitive joint proxy statement/prospectus filed with the SEC. You can find information about Spectrum Brands’ executive officers and directors in its annual report on Form 10-K filed with the SEC on December 29, 2009. You can obtain free copies of these documents from Spectrum Brands in the manner set forth above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS, INC.

By:	/s/ John T. Wilson
Name:	John T. Wilson
Title:	Senior Vice President, Secretary and General Counsel

Dated: June 8, 2010